Exhibit 99.1

Contact:
David Baggs, Investor Relations
904-359-4812

CSX Corporation Announces Extension of Exchange Offer

Jacksonville, Fla. – July 15, 2010 – CSX Corporation (NYSE:CSX; and “CSX”) today announced an extension of the offer to exchange up to $660 million of its issued and outstanding 6.220% Notes due 2040 (the “Notes”) for a like principal amount of its 6.220% Notes due 2040, which have been registered under the Securities Act of 1933.

CSX has extended the exchange offer related to the Notes so that it will now expire at 5:00 p.m. New York City time on Thursday, July 15, 2010.

Copies of the exchange offer documents can be obtained by contacting The Bank of New York Mellon Trust Company, N.A., the exchange agent for the exchange offer (the “Exchange Agent”), at (212) 298-1915, Attention:  Corporate Trust Operations.  Questions concerning the exchange offer may also be directed to the Exchange Agent at the above number.

This press release is not an offer to exchange the Notes, which may be made only pursuant to the terms of the Letter of Transmittal.  The exchange offer is being made solely by the Letter of Transmittal dated June 14, 2010, and related documents (as may be amended from time to time), and those documents should be consulted for additional information regarding delivery procedures and the conditions of the exchange offer.

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's web site, www.csx.com.

Forward-looking statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, volumes, rates, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any  forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii)  the inherent uncertainty associated with projecting full year 2010 economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.